ANNUAL MEETING OF SHAREHOLDERS OF

VALLEY FORGE SCIENTIFIC CORP.

, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1 THROUGH 8.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect seven director nominees to the Valley Forge board of directors to serve until their respective successors are elected and qualified, or until the earlier of their death, resignation or removal:
NOMINEES:
☐	FOR ALL NOMINEES	¡	Juanita H. Hinshaw (Class A)
		¡	Robert H. Dick (Class A)
☐	WITHHOLD AUTHORITY	¡	Larry C. Cardinale (Class B)
	to vote for all nominees listed)	¡	Guy R. Guarch (Class B)
		¡	Jerry L. Malis (Class C)
		¡	Gregg D. Scheller (Class C)
☐	FOR ALL EXCEPT (See instructions below)	¡	Kurt W. Gampp, Jr. (Class C)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the issuance of 15,973,912 shares of Common Stock in connection with the merger of Synergetics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Valley Forge (“MergerSub”), with Synergetics, Inc. (“Synergetics”), pursuant to the Agreement and Plan of Merger, dated May 2, 2005, as amended by Amendment No. 1 to Agreement and Plan of Merger dated June 2, 2005, and as further amended by Amendment No. 2 to Agreement and Plan of Merger, dated July 15, 2005, by and among Valley Forge, MergerSub and Synergetics (“Merger Agreement”). Pursuant to the Merger Agreement, MergerSub will be merged with and into Synergetics and Synergetics will thereby become a wholly-owned subsidiary of Valley Forge.	☐	☐	☐

3.	To amend and restate the articles of incorporation of Valley Forge, to:	☐	☐	☐

(i) increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000;

(ii) increase the number of directors on the Valley Forge board of directors to seven; and

(iii) divide the Valley Forge board of directors into three classes, as nearly equal in size as practicable, with three-year staggered terms.

4.	To approve the reincorporation of Valley Forge under the laws of the State of Delaware through a merger of Valley Forge with VFSC Delaware, Inc., a wholly-owned subsidiary of Valley Forge.	☐	☐	☐

5.	To amend the Valley Forge Scientific Corp. 2001 Stock Plan, also known as the Valley Forge stock plan, to increase the number of shares issuable upon exercise of options granted under the Valley Forge stock plan from 345,000 shares to 1,345,000 shares.	☐	☐	☐

6.	To adopt the Valley Forge Scientific Corp. 2005 Non-Employee Directors’ Stock Option Plan, also known as the Valley Forge directors’ plan, to authorize the issuance of up to 200,000 shares of Common Stock issuable upon exercise of options granted under the Valley Forge directors’ plan.	☐	☐	☐

7.	To grant discretionary authority to the Valley Forge board of directors to effect a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of not more than 1-for-2.	☐	☐	☐

8.	To grant discretionary authority to the Valley Forge board of directors to adjourn or postpone the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals submitted herein.	☐	☐	☐

In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the annual meeting.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted “FOR” each of the directors named herein, “FOR” each of the proposals listed, and with respect to such other matters as may come before the annual meeting and any postponements or adjournments thereof, as said Proxy deems advisable.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both should sign.

VALLEY FORGE SCIENTIFIC CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2005 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder(s) of Valley Forge Scientific Corp., a Pennsylvania corporation (“Valley Forge”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated [                    ] 2005, and herby appoints Jerry L. Malis as Proxy and Attorney-in-Fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Valley Forge to be held on [          ], 2005 at [          ] a.m., local time, at [          ], located at [          ] and at any postponements or adjournments thereof, and to vote all shares of Valley Forge common stock, no par value per share (“Common Stock”), that the undersigned is entitled to vote on the matters set forth below.

(Continued and to be signed on the reverse side)